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                                                                   Exhibit 10.58

                         Trilogy Capital Partners, Inc.


                                      [__]

                                 August 18, 2003

Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Attention: Robert E. Ciri, Chief Executive Officer

Gentlemen:

     We are pleased to set forth the terms of the retention of Trilogy Capital Partners Inc. ("Trilogy"), by Ventures-National Incorporated, a Utah corporation (collectively with its affiliates, the "Company"). This agreement is in addition to the Consulting Agreement between Trilogy the Company dated July 24, 2003 (the "July Agreement") and does not supersede or replace the July Agreement.

     1. Trilogy will assist the Company in financial marketing and financial public relations services and will continue with the development and implementation of a marketing program and with providing business development and acceleration and corporate finance services. Trilogy will work in conjunction with the Company's management, securities counsel, investment bankers and auditors.

     2. In connection with Trilogy's activities on the Company's behalf, the Company will cooperate with Trilogy and will furnish Trilogy with all information and data concerning the Company (the "Information") which Trilogy deems appropriate and will provide Trilogy with access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company represents and warrants that all Information made available to Trilogy by the Company will, at all times during the period of engagement of Trilogy hereunder, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by it to Trilogy will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, Trilogy will be using and relying on the Information without independent verification thereof by Trilogy or independent appraisal by Trilogy of any of the Company's assets. Trilogy does not assume responsibility regarding the Company . Any advice rendered by Trilogy pursuant to this Agreement may not be disclosed publicly without our prior written consent.


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Ventures-National Incorporated
August [__], 2003
Page 2



     3. In consideration of its services pursuant to this Agreement, Trilogy shall be entitled to receive, and the Company agrees that Trilogy shall receive, whether from the Company or from affiliates thereof, 150,000 shares of common stock of the Company.

     4. The Company agrees to indemnify Trilogy in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof.

     5. Either party hereto may terminate this Agreement at any time upon 30 days' prior written notice, without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by Trilogy up to the date of termination or completion, as the case may be, (ii) the reimbursement pursuant to Paragraph 4 above of expenses incurred by Trilogy up to the date of termination or completion, as the case may be, (iii) the provisions of Paragraphs 3 through 9 of this Agreement or
(iv) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

     6. The validity and interpretation of this Agreement shall be governed by the laws of the State of California applicable to agreements made and to be fully performed therein. The Company irrevocably submits to the jurisdiction of any court of the State of California located in either Orange county or Los Angeles county California or the United States District Court located in either Orange county or Los Angeles county California for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in any such court and (ii) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity. The Company hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to the Company's property or (c) any such suit, action, or proceeding is brought in an inconvenient forum.


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Ventures-National Incorporated
August [__], 2003
Page 3


     7. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     8. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.



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Ventures-National Incorporated
August [__], 2003
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     If the  foregoing  correctly  sets  forth our  Agreement,  please  sign the enclosed copy of this letter in the space provided and return it to us.

                                   Very truly yours,

                                   Trilogy Capital Partners Inc.



                                   By:_____________________________
                                      Name:
                                      Title:

Confirmed and Agreed to:
this _______ day of August __, 2003

VENTURES-NATIONAL INCORPORATED



By: ___________________________________
    Name: Robert E. Ciri
    Title: Chief Executive Officer


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Ventures-National Incorporated
August [__], 2003
Page 5


                           INDEMNIFICATION PROVISIONS



         Ventures-National Incorporated, a Utah corporation (the "Company") agrees to indemnify and hold harmless Trilogy Capital Partners Inc. ("Trilogy"), against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which Trilogy is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Trilogy's acting for the Company, including, without limitation, any act or omission by Trilogy in connection with its acceptance of or the performance or non-performance of its obligations under the letter agreement dated as of August [__], 2003, between Trilogy and the Company, as it may be amended from time to time (the "Agreement"); provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense,or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith or willful misconduct of Trilogy. The Company also agrees that Trilogy shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Trilogy, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Trilogy gross negligence or willful misconduct.

         These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to Trilogy or the persons indemnified below in this sentence and shall extend to the following: Trilogy, its affiliated entities, directors, officers, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws). All references to Trilogy in these Indemnification Provisions shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding, or investigation is commenced, as to which Trilogy proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by Trilogy to notify the Company shall not relieve the Company from its obligations hereunder. Trilogy shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against
Trilogy made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Trilogy, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to Trilogy of an unconditional release from all liability in respect of such claim.


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Ventures-National Incorporated
August 18, 2003
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         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made, but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Trilogy, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Trilogy, on the other hand, and also the relative fault of the Company, on the one hand, and Trilogy on the other hand, in connection with the statements, acts, or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements and the relevant equitable considerations
shall  also  be   considered.   No  person   found   liable  for  a   fraudulent
misrepresentation shall be entitled to contribution from any person who is no also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Trilogy shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Trilogy pursuant to the Agreement.

         Neither termination nor completion of the engagement of Trilogy referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.